UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 10, 2014

Bluerock Residential Growth REIT, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-36369	26-3136483
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

712 Fifth Avenue, 9th Floor

New York, NY 10019

(Address of principal executive offices)

(212) 843-1601

(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO MATERIAL DEFINITIVE AGREEMENT

Entrance into Purchase and Sale Agreement for the Berry Hill Property

23Hundred, LLC, a Delaware limited liability company (“23Hundred”) in which we own a 46.9478% indirect equity interest, BGF 23Hundred, LLC, a Delaware limited liability company (“BGF 23Hundred”), an affiliate of our manager, and SH 23Hundred TIC, LLC, a Tennessee limited liability company (“SH TIC”), an affiliate of Stonehenge Real Estate Group, LLC own that certain 266-unit apartment community located in Nashville, Tennessee and known as 23Hundred@Berry Hill (the “Berry Hill Property”) as tenants-in-common. On December 10, 2014, 23Hundred, BGF 23Hundred and SH TIC (collectively, the “Sellers”) entered into a Purchase and Sale Agreement (“Purchase Agreement”), with Sentinel Acquisitions Corp., a Delaware corporation (“Sentinel”), an unaffiliated third party, for the sale of each of their entire interest in the Berry Hill Property. The sale price for the Berry Hill Property is $61.2 million, subject to certain prorations and adjustments typical in a real estate transaction.  At closing, the Sellers will be required to satisfy the existing mortgage indebtedness on the Berry Hill Property in the approximate amount of $23,569,000. The closing on the sale of the Berry Hill Property is expected to occur on or before January 14, 2014.

There is no assurance the sale of the Berry Hill Property will occur, as the sale is subject to various contingencies as set forth in the Purchase Agreement. The Purchase Agreement also provides for certain joint and several representations, warranties and covenants by the Sellers, the breach of which at or prior to closing could entitle Sentinel to certain rights and remedies. The Sellers’ representations and warranties survive the closing for a period of six (6) months. If closing occurs without Sentinel’s knowledge of the existence of a pre-closing breach of such representations or warranties, the Sellers would have joint and several liability for any such pre-closing breaches under a post-closing indemnity of Sentinel, the maximum aggregate liability under which shall not exceed $750,000.

Certain statements included in this Current Report on Form 8-K are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements above include, but are not limited to, matters identified as expectations and matters with respect to the future disposition of the Berry Hill Property. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. For more information regarding risks and uncertainties that may affect the Company’s future results, review the Company’s filings with the Securities and Exchange Commission.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUEROCK RESIDENTIAL GROWTH REIT, INC.

DATE: December 16, 2014	/s/ Christopher J. Vohs
Christopher J. Vohs
Chief Accounting Officer and Treasurer

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